CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of Templeton Foreign Fund of our report dated October 19, 2021, relating to the financial statements and financial highlights, which appears in Templeton Foreign Fund’s Annual Report on Form N-CSR for the year ended August 31, 2021. We also consent to the references to us under the headings “Financial Highlights” and "Independent Registered Public Accounting Firm" in such Registration Statement.

/s/PricewaterhouseCoopers LLP

San Francisco, California

December 22, 2021

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of Templeton World Fund of our report dated October 19, 2021, relating to the financial statements and financial highlights, which appears in Templeton World Fund’s Annual Report on Form N-CSR for the year ended August 31, 2021. We also consent to the references to us under the headings “Financial Highlights” and "Independent Registered Public Accounting Firm" in such Registration Statement.

/s/PricewaterhouseCoopers LLP

San Francisco, California

December 22, 2021

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of Templeton International Climate Change Fund of our report dated October 19, 2021, relating to the financial statements and financial highlights, which appears in Templeton International Climate Change Fund’s Annual Report on Form N-CSR for the year ended August 31, 2021. We also consent to the references to us under the headings “Financial Highlights” and "Independent Registered Public Accounting Firm" in such Registration Statement.

/s/PricewaterhouseCoopers LLP

San Francisco, California

December 22, 2021